UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2024

Pioneer Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-38991	83-4274253
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

652 Albany Shaker Road, Albany, New York		12211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 730-3025

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	PBFS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On July 16, 2024, the Board of Directors of Pioneer Bancorp, Inc. (“Pioneer”) appointed Charles Seifer, PH.D. to its Board of Directors.  Dr. Seifert is the president of Siena College, a private Franciscan liberal arts college located in Loudonville, New York.

Dr. Seifert is not a party to any transaction with Pioneer that would require disclosure under Item 404(a) of Regulation S-K. He will be eligible to participate in Pioneer’s 2020 Equity Incentive Plan and the Pioneer Bank Board of Trustees and Executive Employees Deferred Compensation Plan.

Dr. Seifert is expected to be appointed to the Audit and Compensation Committees of Pioneer’s Board of Directors.  Dr. Seifert has also been appointed to the Boards of Trustees/Directors of Pioneer Bancorp, MHC and Pioneer Bank, National Association.

 A press release announcing the appointment of Dr. Seifert is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits.
	99.1 104	Press release dated July 16, 2024 Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PIONEER BANCORP, INC.

DATE: July 16, 2024	By:	/s/ Thomas L. Amell
Thomas L. Amell
President and Chief Executive Officer